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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                January 23, 2004

Board of Directors
ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, Georgia 31833

Dear Sirs:

         We are acting as special counsel to ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission and relating to the resale by certain securityholders of the Company of up to:

         (i) 327,258.5688 shares (the "Series A Preferred Shares") of the Company's 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), outstanding on the effective date of the Registration Statement;

         (ii) 356,673.9758 shares (the "Series B Preferred Shares" and, together with the Series A Preferred Shares, the "Preferred Shares") of the Company's 8% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), outstanding on the effective date of the Registration Statement;

         (iii) 29,935,916 shares (the "Common Shares") of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), outstanding on the effective date of the Registration Statement;

         (iv) 1,013,724 warrants to purchase shares of Common Stock at an initial exercise price of $5.114 per share of Common Stock (the "Series A Warrants");

         (v) 2,750,000 warrants to purchase shares of Common Stock at an initial exercise price of $8.50 per share of Common Stock (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants");

         (vi) 337,741.4312 shares of the Series A Preferred Stock issuable after the effective date of the Registration Statement as dividends on the shares of

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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 2

                  Series A Preferred Stock that are outstanding from time to time during the effectiveness of the Registration Statement (the "Series A Dividend Shares");

         (vii) 358,326.0242 shares of the Series B Preferred Stock issuable after the effective date of the Registration Statement as dividends on the shares of Series B Preferred Stock that are outstanding from time to time during the effectiveness of the Registration Statement (the "Series B Dividend Shares" and, together with the Series A Dividend Shares, the "Dividend Shares");

         (viii) 11,637,471 shares of the Common Stock issuable upon conversion of the Series A Preferred Shares and the Series A Dividend Shares (the "Series A Conversion Shares"); and

         (ix) 23,833,334 shares of the Common Stock issuable upon conversion of the Series B Preferred Shares and the Series B Dividend Shares (the "Series B Conversion Shares" and, together with the Series A Conversion Shares, the "Conversion Shares").

         We are also acting as special counsel to the Company in connection with the Registration Statement relating to the offering, issuance and sale by the Company to the purchasers of Warrants sold pursuant to the Registration Statement, or the resale by certain securityholders of the Company, of up to:

         (i) 1,013,735 shares of the Common Stock issuable upon exercise of the Series A Warrants (the "Series A Warrant Shares"); and

         (ii) 2,750,000 shares of the Common Stock issuable upon exercise of the Series B Warrants (the "Series B Warrant Shares" and, together with the Series A Warrant Shares, the "Warrant Shares").

         We refer in this opinion letter to the Common Shares, the Preferred Shares, the Warrants, the Dividend Shares, the Conversation Shares and the Warrant Shares collectively as the "Securities."

         This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss.229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

         1.       An executed copy of the Registration Statement.

         2. The Restated Certificate of Incorporation of the Company (including the Amended Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions

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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 3

                  Thereof, and the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof), as certified by the Secretary of State of the State of Delaware on December 23, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Restated Charter").

         3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         4. An executed copy of the Purchase Agreement, dated as of August 22, 2002, as amended, among the Company, the several Purchasers named therein and ITC Holding Company, Inc.

         5. An executed copy of the Purchase Agreement, dated as of August 22, 2002, as amended, between the Company and SCANA Corporation.

         6. An executed copy of the Warrant Agreement, dated as of October 29, 2002 and amended and restated as of October 6, 2003, between the Company and Mellon Investor Services LLC, as Warrant Agent (the "Warrant Agent"), including the form of Series A Warrant issuable pursuant thereto (the "Series A Warrant Agreement").

         7. Plan of Reorganization filed with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") by the Company on June 25, 2002, as amended on October 15, 2002 and confirmed by the Bankruptcy Court on October 17, 2002 (the "Plan of Reorganization").

         8. Findings of Fact, Conclusions of Law and Order Confirming the Plan of Reorganization dated October 17, 2002 issued by the Bankruptcy Court.

         9. The instruments and documents delivered in connection with the consummation of the transactions contemplated by the Purchase Agreements referred to in paragraphs 4 and 5 above and the Plan of Reorganization at the closings thereunder held on October 29, 2002, including executed copies of the Series A Warrants.

         10. An executed copy of the Agreement and Plan of Merger, dated as of July 2, 2003, as amended, among the Company, 8DBC1 Corp., BTI Telecom Corp. and the WCAS Securityholders signatories thereto (the "Merger Agreement").

         11. An executed copy of the Warrant Agreement, dated as of October 6, 2003, between the Company and the Warrant Agent, including the form of Series B Warrant issuable pursuant thereto (the "Series B Warrant Agreement" and, together with the Series A Warrant Agreement, the "Warrant Agreements").


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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 4

         12. The instruments and documents delivered in connection with the consummation of the transactions contemplated by the Merger Agreement at the closing thereunder held on October 6, 2003, including executed copies of the Series B Warrants.

         13. Resolutions of the Board of Directors of the Company or a duly authorized committee thereof adopted effective as of October 9, 2002, October 28, 2002, October 29, 2002, December 5, 2002,
                  December 23, 2002, March 19, 2003, June 26, 2003, July 2,
                  2003, September 23, 2003, September 30, 2003, October 28, 2003
                  and December 19, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the authorization, issuance and sale of the Securities and arrangements in connection therewith.

         14. A certificate of a certain officers of the Company, dated the date hereof, as to certain facts relating to the Company, the authorization, issuance and sale of the Securities and arrangements in connection therewith.

         In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of all of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). We also have assumed that (i) the Warrant Agent has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under each Warrant Agreement, (ii) the Warrant Agent has duly authorized, executed and delivered each Warrant Agreement, (iii) the Warrant Agent is validly existing and in good standing in all necessary jurisdictions, (iv) each Warrant Agreement constitutes a valid and binding obligation, enforceable against the Warrant Agent in accordance with its terms,
(v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of either Warrant Agreement, (vi) there are and have been no agreements or understandings, written or oral, and there is and has been no usage of trade or course of prior dealing that would, in either case, define, supplement or qualify the terms of either Warrant Agreement and (vii) the Series A Warrants will be issued in accordance with the Series A Warrant Agreement and the Series B Warrants will be issued in accordance with the Series B Warrant Agreement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended, and, solely with respect to the opinion expressed in paragraph (2) below, the law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" and "the law of the State of New York" includes the statutory provisions

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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 5

contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that:

         (1) the Preferred Shares and the Common Shares are validly issued, fully paid and nonassessable;

         (2) the Warrants constitute valid and binding obligations of the Company;

         (3) following (i) the due authorization by the Board of Directors of the Company or a duly authorized committee thereof of the issuance of the Dividend Shares as payment of dividends on outstanding shares of Preferred Stock out of funds legally available for the payment of such dividends in accordance with the Delaware General Corporation Law, as amended, and (ii) the issuance of the Dividend Shares as dividends on outstanding shares of Preferred Stock in accordance with the Restated Charter and such resolutions, the Dividend Shares will be validly issued, fully paid and nonassessable;

         (4) the Conversion Shares that are issuable upon conversion of the Preferred Shares, when issued in accordance with the Restated Charter, will be validly issued, fully paid and nonassessable;

         (5) assuming the Dividend Shares are issued (i) following the due authorization by the Board of Directors of the Company or a duly authorized committee thereof of the issuance of the Dividend Shares as payment of dividends on outstanding shares of Preferred Stock out of funds legally available for the payment of such dividends in accordance with the Delaware General Corporation Law, as amended, and (ii) as dividends on outstanding shares of Preferred Stock in accordance with the Restated Charter and such resolutions, the Conversion Shares that are issuable upon conversion of the Dividend Shares, when issued in accordance with the Restated Charter, will be validly issued fully paid and nonassessable;

         (6) the Series A Warrant Shares, when issued in accordance with the terms of the Series A Warrants and the Series A Warrant Agreement, and at an exercise price at least equal to the par value of the Series A Warrant Shares, will be validly issued, fully paid and nonassessable; and

         (7) the Series B Warrant Shares, when issued in accordance with the terms of the Series B Warrants and the Series B Warrant Agreement, and at an exercise price at least equal to the par value of the Series B Warrant Shares, will be validly issued, fully paid and nonassessable.

         In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii)

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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 6

the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

         This opinion letter has been prepared for the Company's use in connection with the Registration Statement. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the effective date of the Registration Statement.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Validity of Securities" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ Hogan & Hartson L.L.P.

                                            HOGAN & HARTSON L.L.P.